PREPARED BY AND UPON

RECORDATION RETURN TO:
Samuel B. Stempel, Esq.
DLA Piper US LLP
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601

HINES REIT ONE WILSHIRE LP, as grantor/mortgagor
(Borrower)

to

FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee
(Trustee)

for the benefit of

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as mortgagee/beneficiary
(Lender)

DEED OF TRUST AND
SECURITY AGREEMENT

Dated:As of October ___, 2007
Property Address:	624 South Grand Avenue
Los Angeles, Los Angeles County, California
Loan Number: 706107618

TABLE OF CONTENTS

ARTICLE	PAGE

EXHIBITS

Exhibit A – Legal Description of Land

Exhibit B – Description of Personal Property

Exhibit C – Permitted Encumbrances

Exhibit D – List of Major Tenants

DEFINITIONS

The terms set forth below are defined in the following sections of this Deed of Trust and Security Agreement:

Action
Additional Funds
Affecting the Property
Affiliate
All
Annual Budget
Any
Anti-Terrorism Regulations
Approved Annual Budget
Assessments
Assignment
Award
Bank 25 Average
Bank Monitor Rate
Bankruptcy Code
Borrower
Control
Costs
Damage
Debt Service Coverage Ratio
Default Rate
Demand
Deposits
Documents
Environmental Indemnity
Environmental Law
Environmental Liens
Environmental Report
ERISA
Event of Default
Executive Order 13224
Extraordinary Expense
Flood Acts
Foreign Person
General Partner
Grace Period
Hazardous Materials
Hines
Hines Affiliate
Hines Family Members
Hines REIT
Hines REIT Parent
Impositions
Improvements
Include, Including
Indemnified Parties
Indemnify
Instrument
Insurance Certificates
Insurance Premiums
Investors
Key Bank Loan
Land
Laws
Lease
Leases
Lender
Lessee
Lessor
Liens
Loan
Loan to Value Ratio
Losses
Major Tenants
Management Agreement
Microbial Matter
Microbial Matter Claims
Net Proceeds
NOI
Note
Notice
O&M Plan
Obligations
OFAC
OFAC Lists
OFAC Violation
On Demand
Organization State
Owned
PCBs
Permitted Encumbrances
Permitted Investor
Permitted Transfers
Person
Personal Property
Policy(ies)
Prepayment Premium
Property
Property State
Proposed Transferee
Provisions
Qualified Institutional Lender
Qualified Insurer
Qualified Manager
PTE
Rating Agency
Related Entity
Release
Rent Loss Proceeds
Rents
Restoration
Section 736
Securities
Security Agreement
Taking
Tenant
Tenants
Third Party Single Entity
Total Annual Debt Service
Transaction Taxes
Trustee
U.C.C.
Upon Demand
Violation
Section 9.04
Section 3.07 (c)
Section 3.12 (a)
Section 2.09
Section 9.05 (m)
Section 3.15(a)(i)
Section 9.05 (m)
Section 3.20 (b)
Section 3.15 (a)(i)
Section 3.03 (a)
Recitals, Section 2 (B)
Section 3.08 (b)
Section 3.07 (b)
Section 3.07 (b)
Recitals, Section 2 (A) (ix)
Preamble
Section 2.09
Section 4.01
Section 3.07 (a)
Section 5.03
Section 1.01 (a)
Section 9.12 (n)
Section 3.10
Section 1.02
Section 8.05
Section 3.12 (a)
Section 3.12 (b)
Section 3.12 (a)
Section 3.11 (b)
Section 6.01
Section 2.09
Section 3.15 (a)(i)
Section 2.04 (a)
Section 2.05
Section 2.09
Section 6.01 (b)
Section 3.12 (a)
Section 2.09
Section 2.09
Section 5.02 (b)
Section 2.05
Section 5.02(a)
Section 3.10
Recitals, Section 2 (A) (ii)
Section 9.05 (f)
Section 8.02
Section 8.02
Preamble
Section 3.06 (d)
Section 3.06 (d)
Section 9.06
Section 5.02 (b)
Recitals, Section 2 (A) (i)
Section 3.05 (c)
Section 9.05 (k)
Recitals, Section 2 (A) (ix)
Preamble
Section 9.05 (k)
Section 9.05 (k)
Section 3.09
Recitals, Section 1
Section 5.03
Section 8.02
Section 3.08 (d)
Section 3.19 (a)
Section 3.12 (a)
Section 3.06 (c)
Section 3.07 (d)
Section 5.03
Recitals, Section 1
Section 9.02
Section 3.12 (b)
Section 1.01
Section 2.09
Section 2.09
Section 3.20 (c)
Section 9.05 (n)
Section 2.01
Section 9.05 (l)
Section 3.12 (a)
Recitals, Section 2 (B)
Section 5.02 (b)
Section 5.02 (a)
Section 9.05 (i)
Section 6.02 (j)
Section 3.06 (c)
Section 1.01 (a)
Recitals, Section 2 (A)
Section 2.1
Section 5.03 (a)
Section 9.05 (j)
Section 5.02 (b)
Section 3.06 (d)
Section 5.02(b)
Section 3.11 (a)
Section 9.06
Section 2.09
Section 3.12 (a)
Section 3.07 (c)
Recitals, Section 2 (A) (x)
Section 3.07 (a)
Section 10.01(j)
Section 9.06
Section 7.01
Section 3.08 (a)
Recitals, Section 2 (A) (vi)
Section 9.05 (k)
Section 5.03
Section 5.03
Section 3.03 (c)
Preamble, Section 9.05 (o)
Section 2.02
Section 9.05 (n)
Section 3.11

DEED OF TRUST AND SECURITY AGREEMENT

THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Instrument”) is made as of the day of October, 2007, by HINES REIT ONE WILSHIRE LP, a Delaware limited partnership, having its principal office and place of business ? Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Houston, Texas 77056, as grantor/mortgagor (“Borrower”), to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, having an address at 135 Main Street, Suite 1200, San Francisco, California 94105, as trustee (“Trustee”), for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 2200 Ross Avenue, Suite 4900-E, Dallas, Texas 75201, as mortgagee/beneficiary (“Lender”).

RECITALS:

1. Borrower, by the terms of its Promissory Note executed on the same date as this Instrument (“Note”) and in connection with the loan (“Loan”) from Lender to Borrower, is indebted to Lender in the principal sum of ONE HUNDRED FIFTY-NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($159,500,000.00). The Note, if not paid sooner, shall mature on November 1, 2012.

2. Borrower desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations (as defined in Section 1.01).

IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower irrevocably:

A. Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Trustee, for the benefit of Lender, and grants Trustee and Lender a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the “Property”):

(i) The real property in Los Angeles County, California and described in Exhibit A (“Land”);

(ii) All buildings, structures and improvements (including fixtures) owned by Borrower and now or later located in or on the Land (“Improvements”);

(iii) All right title and interest of Borrower in and to all easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with the Property or access thereto;

(iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof; and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(v) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

(vi) All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property;

(vii) All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof ) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii) All right, title and interest of Borrower in and to all tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(ix) All leasehold estates, ground leases, leases (to the extent of Borrower’s interest therein), subleases (to the extent of Borrower’s interest therein), licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the “Bankruptcy Code”) and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(x) All of Borrower’s right, title and interest in and to all rents, issues, profits, royalties, receivables, use and occupancy charges (including all right, title and interest of Borrower in and to all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations;

(xi) All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all of Borrower’s right, title and interest in and to all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property;

(i) Any and all Deposits (as hereinafter defined); and

(ii) All right, title and interest of Borrower in and to all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise, together with any sums of money that may now or at any time hereafter become due and payable to Borrower by virtue of any and all royalties, overriding royalties, bonuses delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mineral leases covering the Property or any part thereof.

B. Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to the Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the “Assignment”), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto Lender and Trustee, and their successors and assigns forever, subject to the matters listed in Exhibit C (“Permitted Encumbrances”) and the provisions, terms and conditions of this Instrument.

IN TRUST, WITH POWER OF SALE, to secure payment and performance of the Obligations in the time and manner set forth in the Documents (defined below).

PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents, these presents and the estates hereby granted (except for the obligations of Borrower set forth in Sections 3.11 and 3.12 and Article VIII hereof) shall cease, terminate and be void.

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

ARTICLE I — OBLIGATIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium, as and when applicable (as defined in the Note) (“Prepayment Premium”), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

(b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents as and when required to be performed thereunder; and

(c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents. The “Documents” shall mean this Instrument, the Note, the Assignment, and any other written agreement executed by Borrower in connection with the Loan, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by Borrower. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.01 Title, Legal Status and Authority. Borrower (i) is seised of the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons, subject, however, to the Permitted Encumbrances; (iii) is a limited partnership duly organized or formed, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation (“Organization State”) and the state where the Property is located (“Property State”); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 2.02 Validity of Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the partnership power of Borrower and the corporate, partnership or limited liability company power of all other parties executing same on its behalf; (ii) have been authorized by all requisite corporate, partnership or limited liability company action; (iii) have received all necessary approvals and consents; (iv) to its knowledge, will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under any law, order or judgment of any court or governmental authority; (v) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under the governing instrument of Borrower or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (vi) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those liens, charges and encumbrances created by this Instrument or the other Documents; and (vii) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment and Uniform Commercial Code (“U.C.C.”) filings). The Documents constitute legal, valid, and binding obligations of Borrower subject to applicable bankruptcy and insolvency laws and similar laws and doctrines affecting the rights of creditors generally and to general principles of equity.

Section 2.03 Litigation. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations.

Section 2.04 Status of Property.

(a) The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

(b) To Borrower’s knowledge, Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Property and its use and occupancy is in compliance in all material respects with all Laws and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

(c) The Property is served by all utilities (including water and sewer) required for its current use.

(d) All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and, to Borrower’s knowledge, have been dedicated to and accepted by the appropriate governmental entities.

(e) To Borrower’s knowledge, the Property is free from unrepaired damage caused by fire or other casualty.

(f) To Borrower’s knowledge, all costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except as reflected in the Permitted Encumbrances.

(g) All costs and expenses for all furnishings, fixtures, and equipment (other than Tenants’ property) used in connection with the operation of the Property that are owned by Borrower have been paid in full, and all such items are free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

(h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements is assessed and taxed together with the Property.

(i) The Property is not used principally for agricultural purposes.

Section 2.05 Tax Status of Borrower. Neither Borrower nor its limited partner, Hines REIT Properties, L.P., a Delaware limited partnership (“Hines REIT”), is a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Borrower further represents and warrants that (i) Borrower is a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code, and (ii) Borrower’s limited partner, Hines REIT, is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

Section 2.06 Bankruptcy and Equivalent Value. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company), within the ten (10) year period prior to the date hereof. Borrower has received reasonably equivalent value for granting this Instrument.

Section 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. To the best of Borrower’s knowledge, there has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08 Illegal Activity. To Borrower’s knowledge, no portion of the Property has been purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity. No portion of the Property will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, there are no illegal activities at or on the Property.

Section 2.09 OFAC Lists. That (i) neither Borrower, any general partner of Borrower, nor any other wholly owned Hines Affiliate which owns any legal or beneficial interest in Borrower, directly or indirectly, is (and to Borrower’s knowledge, no other person holding any legal or beneficial interest whatsoever in Borrower, directly or indirectly, is) included in, owned by, Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), and (ii) none of the Related Entities are Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists. For purposes hereof, the following terms shall have the following meanings:

“Affiliate”: As to any person, any other person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such person.

“Control”: The power to direct the management and policies of a person, whether through the ability to exercise voting power, by contract or otherwise, including the customary powers of a managing member of any limited liability company or any general partner of any limited partnership or any board of directors of any corporation or trust conferred by applicable law.

“General Partner”: Hines REIT One Wilshire GP LLC, a Delaware limited liability company.

“Hines”: Hines Interests Limited Partnership, a Delaware limited partnership.

“Hines Affiliate”: An Affiliate of Hines.

“Related Entity”: Collectively, Borrower, General Partner, Hines REIT and Hines REIT Parent (as such term is defined in Section 5.02).

Section 2.10 Single Asset Requirements. (i) Borrower’s only asset is the Property, (ii) during the term of the Loan, Borrower shall not own any assets in addition to the Property, (iii) the Property shall remain as a single property or project, (iv) the Property generates substantially all of the gross income of the Borrower and there is no substantial business being conducted by the Borrower other than the business of operating the Property and the activities incidental thereto.

ARTICLE III — COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01 Payment of Obligations. Borrower shall timely pay and cause to be performed the Obligations.

Section 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) except for Permitted Transfers accomplished in accordance with Section 5.02 and certain transfers of limited partner interests permitted in Section 5.01, reorganize or change its legal structure without Lender’s prior written consent; (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in Section 2.01 to become untrue.

Section 3.03 Taxes and Other Charges.

(a) Payment of Assessments. Subject to Section 3.03(b) and Section 3.10 (if applicable), Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and governmental and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property (“Assessments”) prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, maintenance charges, and utility charges) within thirty (30) days after their due date.

(b) Right to Contest. So long as no Event of Default (defined below) is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, and (C) Borrower has furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; (iii) at Lender’s option, unless Borrower has furnished the bond or surety pursuant to (ii)(C) above, Borrower has deposited the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (iv) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not apply to the contesting of any income taxes, franchise taxes, maintenance charges, and utility charges, which Borrower may contest at its option without fulfilling any of the foregoing requirements.

(c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible, indebtedness and any similar taxes) (collectively, the “Transaction Taxes”) required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay the same and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

(d) Changes in Laws Regarding Taxation. If any law (i) deducting or allowing Borrower to deduct from the value of real property for the purpose of taxation any lien or encumbrance thereon (and resulting in any additional liability of Lender), (ii) taxes deeds of trust or debts secured by deeds of trust for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within thirty (30) days after demand by Lender, whichever is less; provided, however, that if, in the good faith opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days’ notice to Borrower.

(e) No Credits on Account of the Obligations. Borrower will not claim or be entitled to any credit(s) on account of the Obligations for any part of the Assessments, and no deduction shall be made or claimed from the taxable value of the Property for real estate tax purposes by reason of the Documents or the Obligations. If such claim, credit or deduction is required by law, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days’ notice to Borrower.

Section 3.04 Defense of Title, Litigation and Rights under Documents. Subject in all cases to the Permitted Encumbrances, Borrower shall forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender and/or Trustee under the Documents against the claims of all persons, and shall promptly notify Lender and Trustee of any such claims. Lender and/or Trustee (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender and/or Trustee under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender and/or Trustee deems necessary to protect its or their interests. Borrower authorizes Lender and/or Trustee to take any actions (i) required to be taken by Borrower that are not taken by Borrower within the time periods specified herein (or if no time period is specified, within a reasonable time period after Lender’s notice to Borrower that such action has not been taken; provided that no such notice shall be required in the event of an emergency or if Lender determines that its security is at risk), or (ii) permitted to be taken by Lender and/or Trustee, in the Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender and Trustee on demand for all reasonable expenses (including attorneys’ fees) incurred by Lender in connection with the foregoing and Lender’s or Trustee’s exercise of its or their rights under the Documents. All such reasonable expenses of Lender and/or Trustee, until reimbursed by Borrower, shall be part of the Obligations, bear interest from the date of demand at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, and shall be secured by this Instrument.

Section 3.05 Compliance With Laws and Operation and Maintenance of Property.

(a) Repair and Maintenance. Borrower will operate and maintain or cause the applicable Tenants to operate and maintain the Property in good order, repair, and operating condition. Borrower will promptly make, or cause its Tenants to make, all necessary repairs, replacements, additions, and improvements necessary to maintain the Property in good order, repair and operating condition. Borrower will not knowingly cause or allow any of the Property to be misused, materially or physically wasted, or to deteriorate (other than normal wear and tear) and Borrower will not abandon the Property. No new building or structure shall be constructed on the Land without Lender’s prior written consent.

(b) Replacement of Property. Borrower will keep, or use commercially reasonable efforts to cause Tenants to keep, the Property fully equipped and will replace, or, if the responsibility of a Tenant under its Lease, use commercially reasonable efforts to cause its Tenants to replace, all worn out or obsolete personal property with new, comparable fixtures or personal property. Borrower will not, without Lender’s prior written consent, remove any personal property covered by this Instrument that is material to the ownership, operation or value of the Property unless the same is replaced by Borrower with a new, comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender’s prior written consent or (B) if the replaced personal property was leased at the time of execution of this Instrument.

(c) Compliance with Laws. Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all of the following (collectively, the “Laws”) (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, rules, orders and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property; (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If Borrower receives notice that proceedings have been initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. Without limiting Lender’s rights and remedies under Article VI or otherwise, if Borrower or the Property is not in compliance with all Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents; provided that Borrower shall be afforded a reasonable opportunity (not to exceed thirty (30) days) to bring the Property into compliance, if possible, prior to the imposition of such reserves or financial equivalents.

(d) Zoning and Title Matters. Borrower shall not, without Lender’s prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might (upon reasonable consideration) make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances.

(e) Alterations. Lender’s prior approval (which will not be unreasonably withheld) shall be required in connection with any alterations to any Improvements (except (i) tenant improvements under any Lease approved or deemed approved by Lender and (ii) any improvements permitted under any Lease without the Landlord’s approval) that may have a material adverse effect on Borrower’s financial condition, the value of the Property and/or the ongoing revenues and expenses of the Property.

Section 3.06 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive “all risk” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either no co-insurance provisions or an agreed amount endorsement with respect to the Improvements and Personal Property waiving all coinsurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that (1) the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i) and (2) in any event, Borrower shall only be required to maintain coverage for earthquake insurance to the extent and at the level obtainable at an annual premium not to exceed $48,000;

(ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any of the Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Sections 8.3, 8.4 and 8.5 to the extent the same is available;

(iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of not less than twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that any Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from each Individual Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender in an interest bearing account (with interest accruing at the Bank Monitor Rate) and provided no Event of Default exists hereunder, shall be disbursed (a) only to the extent necessary to fully make the disbursements required to pay when due (i) any Deposits (defined below), to the extent applicable, (ii) the next regularly scheduled payment of principal and interest under the Note, (iii) all other obligations then due and payable under the Documents, (iii) provided no Event of Default shall have occurred, operating expenses of the Property for the next calendar month, normal and customary capital expenditures at the Property for the next calendar month, and any other expenses incurred by Borrower and directly related to the Property and (b) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of the Damage, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Damage which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents). All other such proceeds shall be held by Lender and disbursed in accordance with Section 3.07 hereof and shall be applied to the obligations secured by the Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Documents on the respective dates of payment provided for in the Note, this Instrument and the other Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with either no coinsurance provisions or an agreed amount endorsement waiving co-insurance provisions;

(v) to the extent Borrower has employees, workers’ compensation, subject to the statutory limits of the Property State, and employer’s liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) excess liability insurance in an amount not less than $10,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

(viii) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) The Policies required to be maintained pursuant to clauses (i) through (viii) above shall not contain an exclusion for acts of terrorism or other similar acts or events. In the event that “acts of terrorism” or other similar acts or events are hereafter excluded from such Policies, Borrower shall obtain an endorsement to such Policies, or a separate policy insuring against all “certified acts of terrorism” as defined in the Terrorism Risk Insurance Act of 2002, to the extent such policy or endorsement is commercially available; provided, however, that Borrower shall only be required to maintain such coverage to the extent and at the level obtainable at an annual premium not to exceed $30,000. The endorsement or policy shall be in form and substance and provide such coverages as are acceptable to Lender.

(c) The Policies required to be maintained pursuant to clauses (i) through (viii) above shall not contain an exclusion for claims applicable to the presence of Microbial Matter (“Microbial Matter Claims”). In the event that Microbial Matter Claims are hereafter excluded from such Policies, Borrower shall obtain an endorsement to such Policies, or a separate policy insuring against Microbial Matter Claims to the extent such policy or endorsement is commercially available; provided, however, that Borrower shall only be required to maintain such coverage to the extent and at the level obtainable at a three (3) year premium not to exceed $20,000. The endorsement or policy shall be in form and substance and provide such coverages as are acceptable to Lender and shall not provide for a deductible in excess of $25,000.

(d) All insurance provided for in Section 3.06(a) above shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), conforming to the requirements of this section. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the Property State and having a claims paying ability rating of “A-, X” or better by A.M. Best or equivalent (or if a rating by A.M. Best is no longer available a similar rating from a similar or successor service) (each, a “Qualified Insurer”). The Policies described in Section 3.06(a) above shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as appropriate. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall deliver to Lender certificates evidencing renewal of the Policies (such certificates, the “Insurance Certificates”) accompanied by evidence satisfactory to Lender of payment of the premiums due with respect to the Policies (the “Insurance Premiums”), and within sixty (60) days after the expiration dates of such Policies, Borrower shall deliver to Lender, copies of renewal Policies. Notwithstanding anything to the contrary contained herein, Lender shall accept an “all-risk” Policy described in Section 3.06(a)(i) above and/or a Policy described in Section 3.06(b) above issued by Factory Mutual Insurance Company (“Factory Mutual”); provided that the ratings assigned to Factory Mutual by A.M. Best Company, Inc. and Fitch do not fall below the following ratings: “A-, X” from A. M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service).

(e) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.06(a).

(f) All Policies provided for or contemplated by Section 3.06(a), except for the Policy referenced in Section 3.06(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause (or a clause containing substantially the same terms and conditions) in favor of Lender providing that the loss thereunder shall be payable to Lender.

(g) All Policies provided for in Section 3.06(a) shall contain clauses or endorsements to the effect that:

(i) except with respect to the Policies required to be maintained under Sections 3.06(a)(ii), (v) and (vii), no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed with respect to any of the coverage required to be maintained hereunder (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured (except that only 10 days prior written notice shall be required for cancellation due to non-payment of premiums);

(iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(h) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon ten (10) days’ notice to Borrower, to take such action as Lender deems necessary to protect its interest in each Individual Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All Insurance Premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Instrument and shall bear interest at the Default Rate.

Section 3.07 Damage and Destruction of Property.

(a) Borrower’s Obligations. If any damage to, loss, or destruction of the Property occurs (any “Damage”), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property (“Restoration”) as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender if plans and specifications are reasonably required for the Restoration, replacement or rebuilding. Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

(b) Lender’s Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 3.07(c) at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (B) the cure of any default under the Documents; or (C) the Restoration. Notwithstanding the foregoing, Borrower shall have the right to settle, adjust or compromise and receive payment for any claim for Damage if the total amount of such claim is less than $2,820,000.00, provided, that, Borrower promptly uses the full amount of such insurance proceeds for Restoration of the Damage and provides evidence thereof to Lender in a manner acceptable to Lender. Any insurance proceeds held by Lender shall earn interest at the Bank Monitor Rate (defined below) and such interest shall be added to the proceeds and used in accordance with the terms of this Section. For purposes hereof, the term “Bank Monitor Rate” shall mean the average interest rate of money market accounts offered by banks located in 25 cities and/or metropolitan areas as published in the Bank Rate Monitor (referred to therein as the “Bank 25 Average”), as determined and reset by Lender on a monthly basis, or based on some similar interest rate indicator customarily used by Lender or its servicing agent as a standard upon which to base interest payment credits on reserves. Except as provided above, if Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender to be held in accordance with this Section. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, as between Borrower and Lender, whether or not insurable or insured against.

(c) Application of Proceeds to Restoration. Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) (A) a third party engineer selected by Lender and approved by Borrower (“Third Party Engineer”) provides a good faith estimate to Lender and Borrower that Restoration can and will be completed within eighteen (18) months after the Damage occurs and at least one (1) year prior to the maturity of the Note and (B) Leases which are terminated or terminable as a result of the Damage cover an aggregate of less than ten percent (10%) of the total rentable square footage contained in the Property at the closing of the Loan or such Tenants agree in writing to continue their Leases without abatement of rent (or such abatement of rent is fully supplemented by proceeds of business interruption insurance as reasonably determined by Lender); and (iii) if required in Lender’s determination for the Restoration, Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration (whether as a result of Damage or a Taking) unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents during any Restoration. Notwithstanding the foregoing, Borrower shall not be required to deposit Additional Funds with Lender in the event that Lender shall be satisfied in its reasonable discretion that such Additional Funds are and will be available to be applied towards the Restoration and, in connection with such determination, it shall not be unreasonable for Lender to require that Borrower (x) grant a valid and perfected security interest in any account in which such Additional Funds may be deposited, (y) post a Letter of Credit for all or any portion of the Additional Funds and/or (z) provide such other security arrangements as are acceptable to Lender, provided that in any event Borrower shall be required to advance and apply all of such Additional Funds not deposited with Lender for Restoration (and provide evidence in support thereof reasonably acceptable to Lender) prior to any application of Net Proceeds held by Lender to such Restoration.

(d) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, in accordance with this Section 3.07(d) and through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender and any interest earned thereon after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”), and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration (but if there shall be no construction contract for the Restoration, such amounts shall be based on invoices received from contractors or materialmen providing labor or materials with respect to the Restoration) and Lender’s receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen’s and mechanic’s liens (or such other evidence satisfactory to Lender that no such liens shall exist upon the disbursement of the aforementioned amounts). At Lender’s election, the disbursement of funds may be handled by a disbursing agent selected by Lender and approved by Borrower, such approval not to be unreasonably withheld, and such agent’s reasonable fees and expenses shall be paid by Borrower. Subject to the foregoing, Borrower shall be entitled to make written requests for installments of Net Proceeds and any Additional Funds at thirty (30) day intervals during any Restoration, and Lender or the disbursing agent, as the case may be, shall make the requested release within ten (10) business days of receipt of such request by Lender or the disbursing agent, together with the documentation and information required to be submitted therewith pursuant to this Section 3.07(d). The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan, and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration of the Property and (x) Borrower refuses or, subject to the notice and cure provisions of Section 6.01 hereof, fails to complete the Restoration according to the anticipated schedule for the Restoration (as approved by Lender) or (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration in accordance with this Section, then any undisbursed portion may, at Lender’s option, be applied to the Obligations in any order of priority, and any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. So long as no default exists under the Documents, any Net Proceeds that have not been disbursed after completion of the Restoration (as determined by Lender in good faith) shall be delivered to Borrower.

Section 3.08 Condemnation.

(a) Borrower’s Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise)(a “Taking”). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

(b) Lender’s Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned and shall be paid to Lender. Borrower authorizes Lender to collect and receive and to give receipts for an Award, to accept any Award in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

(c) Application of Award. Lender shall have the right to apply any Award, subject to Section 3.08(d), in the same manner as provided in Section 3.07 for insurance proceeds held by Lender, including the waiver of Prepayment Premium. If Borrower receives any Award, Borrower shall promptly deliver such Award to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds, and Lender may dispose of these proceeds as provided in this Section.

(d) Application of Award to Restoration. Lender shall permit the application of the Award to Restoration in accordance with the provisions of Section 3.07 if: (i) no more than (A) twenty percent (20%) of the gross area of the Improvements or (B) ten percent (10%) of the parking spaces is adversely affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not adversely affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of the application of the Award; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in a Third Party Engineer’s reasonable judgment, Restoration is practical and can be completed within twenty-four (24) months after the Taking and at least one (1) year prior to the maturity of the Note; and (vii) the Tenants and their successors, assigns and replacements agree in writing to continue their Leases without abatement of rent after such restoration. Any portion of the Award that is (i) for loss of value or property, or (ii) in excess of the cost of any Restoration permitted above, may, in Lender’s sole discretion, be applied against the Obligations (without any Prepayment Premium) or paid to Borrower.

(e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09 Liens and Liabilities. Borrower shall pay, bond, or otherwise discharge all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in a lien or encumbrance on the Property or the Rents (collectively, “Liens”) and Borrower shall, at its sole expense, preserve the lien and security interest created by this Instrument and its priority. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender or Trustee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that neither Lender nor Trustee stands in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

Section 3.10 Tax and Insurance Deposits. At Lender’s option, (i) following an Event of Default or (ii) in the event that Borrower fails to timely deliver to Lender evidence of payment of Assessments or insurance premiums as required by Section 3.03(a) and Section 3.06(d), respectively, Borrower shall make monthly deposits (“Deposits”) with Lender equal to one-twelfth (1/12th) of the annual Assessments (except for income taxes, franchise taxes, maintenance charges and utility charges) and Insurance Premiums together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the “Impositions”). Lender shall estimate in good faith the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender and may be commingled with other funds. So long as no subsequent default under the Documents shall have occurred (i.e. subsequent to the Event of Default or any failure described in (ii) above, in either instance giving rise to Borrower’s obligation to fund the Deposits), Lender shall pay interest on the Deposits in an amount equal to the Bank Monitor Rate and such amount shall be credited to the account containing the Deposits. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits or interest accrued thereon remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower. If a subsequent Event of Default occurs (i.e., subsequent to the Event of Default or any failure described in (ii) above, in either instance giving rise to Borrower’s obligation to fund the Deposits), the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority. Any such application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits that have been paid to the transferee. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

Section 3.11 ERISA.

(a) Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; and (ii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b) Borrower represents and warrants to Lender that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iii) the assets of the Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (iv) one or more of the following circumstances is true: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c) Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its reasonable discretion, to verify the representations and warranties in Section 3.11(b) above. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation by Borrower of any transaction which would cause this Instrument or any exercise of Lender’s rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) (each, a “Transfer Event”) shall be permitted which would, in Lender’s opinion, negate Borrower’s representations in this Section or cause a Violation. With respect to any Transfer Event (other than a Permitted Transfer that does not cause any change in any representation or warranty of Borrower under this Section 3.11), Borrower shall provide to Lender, at least fifteen (15) days before consummation of such Transfer Event, (i) a certification from the proposed transferee or lienholder in form and substance satisfactory to Lender that all representations and warranties of this Section 3.11 will be true after consummation of such Transfer Event and (ii) an agreement from the proposed transferee or lienholder to comply with this Section 3.11.

Section 3.12 Environmental Representations, Warranties, and Covenants.

(a) Environmental Representations and Warranties. Borrower represents and warrants with respect to the Property, to the best of Borrower’s knowledge (after due inquiry and investigation based solely upon the environmental site assessment report of the Property (the “Environmental Report”)), that except as fully disclosed in the Environmental Report delivered to and approved by Lender: (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property (“affecting the Property” shall mean “in, on, under, stored, used or migrating to or from the Property”) except for (A) routine office, cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no past or present non-compliance by the Property with Environmental Laws or with permits issued pursuant thereto; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has provided to Lender, in writing, all information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower’s files which could reasonably be expected to have a material adverse affect on the Property. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; Microbial Matter, infectious substances, asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, without limitation, mold, mildew and viruses, whether or not such Microbial Matter is living.

(b) Environmental Covenants. Borrower covenants and agrees that: (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property in violation of Environmental Laws; (iii) there shall be no Hazardous Materials affecting the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) in compliance with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) as shall have been fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the “Environmental Liens”); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities performed under in Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender’s request based on Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law; (viii) Borrower shall promptly notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien affecting the Property, (D) any required or proposed remediation of environmental conditions relating to the Property, or (E) any written communication or notice from any person relating to Hazardous Materials affecting the Property, or any oral communication relating to or alleging any violation or potential violation by the Property of Environmental Law. Any willful or intentional failure of Borrower to perform its obligations under this Section 3.12 shall constitute bad faith waste of the Property.

(c) Lender’s Rights. At all reasonable times when (A) a default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan, the Note or any portion thereof is being considered for sale, Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit the scope of which shall be determined by Lender (or, in the case of (x) clause (A) hereof only , the scope of which shall be reasonably determined by Lender under the circumstances provided that the applicable default does not relate to environmental matters, and (y) clause (C) hereof only, the scope of which shall be reasonably determined by Lender under the circumstances) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing as determined by Lender in its sole and absolute discretion (or, in the case of clause (C) hereof only, as determined by Lender to be reasonably necessary), provided that Lender and any designee of Lender performing such testing shall use good faith efforts to minimize interference with the operations at the Property during any such testing. Borrower shall cooperate with and provide access to Lender and such person.

Section 3.13 Intentionally Omitted.

Section 3.14 Inspection. Borrower shall allow Lender and any person designated by Lender to enter upon the Property and inspect the Property at all reasonable times at reasonable intervals and upon reasonable prior notice. In addition, at all reasonable times when (A) a default then exists under the Documents, (B) Lender reasonably believes that the Property is not in compliance with all Laws, or (C) the Loan, the Note or any portion thereof is being considered for sale, Lender and any Person designated by Lender may enter the Property to conduct tests. Lender and any designee of Lender entering upon the Property, inspecting the Property or conducting such testing shall use good faith efforts to minimize interference with the operations at the Property during any such visit. Borrower shall assist Lender and such Person in effecting said inspection or testing.

Section 3.15 Records, Reports, and Audits.

(a) Records and Reports. Borrower shall maintain complete and accurate books and records with respect to all operations of or transactions involving the Property. Annually, Borrower shall furnish to Lender financial statements for the most current fiscal year (including a schedule of all related obligations and contingent liabilities) for (w) Borrower, (x) any general partner(s) of Borrower (but no other beneficial owners), (y) Hines REIT (provided that Borrower shall only be obligated to provide consolidated annual financial statements for Hines REIT), and (z) any Major Tenants (provided that with respect to Major Tenants, only to the extent available through commercially reasonable efforts by Borrower).

(i) Annually, Borrower shall furnish to Lender (A) operating statements for the Property for the most current fiscal year, including income and expenses (before and after debt service) and capital expenditures; (B) copies of paid tax receipts for the Property; (C) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants in default; (D) upon Lender’s request, (I) a schedule showing Borrower’s tax basis in the Property, (II) a schedule showing the distribution of economic interests in the Property, and (III) copies of any other loan documents affecting the Property; (E) a certification by Borrower that Borrower remains in full compliance with (I) the ERISA representations, covenants and provisions of the Documents, including, without limitation, those set forth in Section 3.12 hereof, and (II) the representations, covenants and provisions of the Documents relative to Executive Order 13224 and other Anti-Terrorism Regulations, including, without limitation, Sections 2.09 and 3.20 hereof; (F) a budget showing projected income and expenses (before and after debt service) for the next twelve (12) month budget period (the “Annual Budget”); provided that from and after an Event of Default that is continuing, each such Annual Budget submitted to Lender hereunder (including, without limitation, the Annual Budget applicable to the Fiscal Year in which an Event of Default occurs) shall be subject to Lender’s approval (each Annual Budget approved by Lender shall hereinafter be referred to as, an “Approved Annual Budget”); and (G) a copy of any appraisal of the Property performed during the previous year. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget (or, if Lender’s consent was not required for the Annual Budget for the applicable Fiscal Year, then the most recent Annual Budget delivered to Lender hereunder) shall apply. From and after the occurrence of an Event of Default that is continuing, in the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the applicable Approved Annual Budget (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(ii) Quarterly, Borrower shall furnish to Lender (A) operating statements for the Property for the most current fiscal quarter, including income and expenses (before and after debt service) and capital expenditures, and (B) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants in default.

(b) Inspection of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized Person, partner, or officer of the delivering party or, at the deliverer’s option, audited by a Certified Public Accountant; (ii) prepared in accordance with GAAP and satisfactory to Lender in form and substance; and (iii) delivered within (A) ninety (90) days after the end of Borrower’s fiscal year for annual reports, (B) forty-five (45) days after the end of each calendar quarter for quarterly reports and (C) with respect to the Annual Budget, not later than sixty (60) days prior to the commencement of each fiscal year. If any one report, statement, or item is not received by Lender within thirty (30) days after written notice from Lender that such report, statement or item has not been received by Lender, a late fee of $500.00 per month shall be due and payable by Borrower. If any one report, statement, or item is not received within forty-five (45) days after Borrower’s receipt of written notice that such report, statement or item has not been received by Lender, Lender may immediately declare an Event of Default under the Documents. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any general partner(s) of Borrower, Hines REIT (subject to clause (y) of subsection (a) above with respect to financial statements) or the Property, as Lender may reasonably request, and (ii) upon Lender’s request, deliver all items required by Section 3.15 in an electronic format (i.e., on computer disks) or by electronic transmission acceptable to Lender.

(c) Inspection of Records. Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all relevant books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required if a default then exists under the Documents. Borrower shall assist Lender in effecting such examination. Upon five (5) days’ prior written notice, Lender may inspect and make copies of Borrower’s or any general partner of Borrower’s income tax returns with respect to the Property for the purpose of verifying any items referenced in this Section.

Section 3.16 Borrower’s Certificates. Within ten (10) business days after Lender’s request (but not in excess of three (3) times in any twelve (12) month period), Borrower shall furnish a written certification to Lender and any Investors (defined below) as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the best knowledge of Borrower, any defaults exist under the Leases and a detailed description of any listed; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any defaults (or events which with the passage of time and/or giving of notice would constitute a default) by Borrower or, to the best of its knowledge, Lender under the Documents and a detailed description of any listed; (j) whether the Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents. Promptly upon Lender’s request (but not in excess of one (1) time in any twelve (12) month period), Borrower shall use good faith efforts to deliver a written certification to Lender and Investors from Tenants specified by Lender that: (a) their Leases are in full force and effect; (b) there are no defaults (or events which with the passage of time and/or notice would constitute a default) under their Leases and a detailed description of any listed; (c) none of the Rents have been paid more than one month in advance; (d) there are no offsets or defenses against the Rents and a detailed description of any listed; and (e) any other matters reasonably requested by Lender related to the Leases; provided, however, that Borrower shall not have to pay money to a Tenant to obtain such certification, but it will deliver a landlord’s certification for any certification it cannot obtain.

Section 3.17 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time for the payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender’s or Trustee’s right to realize upon or enforce any other security now or later held by Lender or Trustee. Lender and/or Trustee may enforce the Documents or any other security in such order and manner as either of them may determine in its respective discretion.

Section 3.18 Further Acts; Actions Not Performed. Borrower shall take all reasonably necessary actions to (i) keep valid and effective the lien and rights of Lender and Trustee under the Documents and (ii) protect the lawful owner of the Documents. Promptly upon request by Lender or Trustee, and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender and/or Trustee reasonably believes are necessary or desirable to (a) maintain or grant Lender and Trustee a first-priority, perfected lien on the Property, (b) grant to Lender and Trustee, to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Property non-judicially, (c) correct any error or omission in the Documents, and (d) effect the intent of the Documents, including filing/recording the Documents, additional mortgages or deeds of trust, financing statements, and other instruments. If Borrower fails to perform any actions required under the Documents within the time periods required thereunder, Lender shall have the right to enter upon and take possession of the Property to prevent or remedy any such failure and to take such actions in Borrower’s name. No such performance on the part of Lender shall be deemed to have cured a default by Borrower.

Section 3.19 Management.

(a) Borrower shall cause Manager to manage the Property in accordance with the Property Management and Leasing Agreement dated August 1, 2007 between Borrower, as owner, and Hines Interests Limited Partnership, as manager (the “Management Agreement”). Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed and (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default, beyond the expiration of any applicable notice and cure period, in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

(b) Borrower shall not surrender, terminate, cancel or materially modify the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute and deliver to Lender a subordination of management agreement in the form of the Assignment of Management Agreement entered into in connection with the Loan.

Section 3.20 Compliance With Anti-Terrorism Regulations.

(a) Borrower hereby covenants and agrees that (i) neither Borrower, any general partner of Borrower, nor any other wholly owned Hines Affiliate which owns any legal or beneficial interest in Borrower, directly or indirectly, will be included in, owned by, Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 or any other OFAC Lists, and (ii) none of the Related Entities will be Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists.

(b) Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513; 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws are regulation currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c) Borrower hereby covenants and agrees that if it becomes aware or receives any notice that Borrower, any general partner of Borrower or the Property, or any person holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, any general partner of Borrower or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 2.09 above remain true and correct as of the date of such certificate and confirming Borrower’s compliance with this Section 3.20.

Section 3.21 Single Asset Covenant. Borrower hereby covenants and agrees that the representation and warranty contained in Section 2.10(iv) above shall remain unchanged throughout the term of the Loan

Section 3.22 Intentionally Omitted.

Section 3.23 Full Performance Required; Survival of Warranties. All representations and warranties of Borrower made in connection with the Loan shall survive the execution and delivery of the Documents and shall remain continuing warranties, and representations of Borrower until payment in full of the Obligations (other than those representations and warranties of Borrower made in connection with the Loan that expressly survive payment of the Obligations).

ARTICLE IV — ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01 Expenses and Advances. Borrower shall pay all appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), title searches and examinations, surveys and similar data or assurances with respect to title, U.C.C. search, escrow, attorneys’ fees (including reasonable in-house staff attorneys’ fees, in addition to outside attorneys’ fees, provided that in-house staff attorneys’ fees shall only be included to the extent the work performed is not duplicative of the work performed by retained attorneys as determined by Lender in its discretion), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements and outlays for documentary and expert evidence, stenographers’ charges and publication costs incurred by Borrower or Lender (a) in connection with the granting, closing, servicing, and enforcement of the Loan and Documents or (b) attributable to Borrower as owner of the Property. The term “Costs” shall mean any of the foregoing incurred in connection with (1) any default by Borrower under the Documents, (2) the servicing of the Loan, or (3) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s rights or remedies under the Documents or relating to the Loan or the Obligations. If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. No advance or performance shall be deemed to have cured a default by Borrower. All (A) sums advanced by or payable to Lender per this Section or under applicable Laws, (B) payments due under the Documents which are not paid in full when due, and (C) all Costs, shall: (i) be deemed demand obligations, (ii) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents. Lender or Trustee, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

Section 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender and Trustee shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and Trustee and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

ARTICLE V — SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 5.01 Due-on-Sale or Encumbrance. Except as expressly permitted in this Article V, it shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which may be given or withheld for any reason (or for no reason) or given conditionally, in Lender’s sole discretion), any of the following shall occur:

(a) Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to, mortgage, encumber or cause to be encumbered (except for the imposition of mechanics’ or materialmans’ liens, which shall be treated as provided in Section 3.09 hereof) the Property or any interest therein in any manner or way, whether voluntary or involuntary (other than to Lender in connection with the Instrument, or otherwise in accordance with the Documents);

(b) in the event of any merger, consolidation, sale, transfer, assignment, or dissolution involving all or substantially all of the assets of Borrower or any general partner of Borrower; or

(c) other than in connection with the Key Bank Loan (defined below), in the event of any assignment, transfer, pledge, voluntary or involuntary sale, or encumbrance (or any of the foregoing at one time or over any period of time) of:

(i) ten percent (10%) or more of (1) the ownership interests in Borrower, regardless of the type or form of entity of Borrower, (2) the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of Borrower, or any corporation, limited partnership or limited liability company directly or indirectly owning ten percent (10%) or more of any such corporation or limited liability company, or (3) the ownership interests of any owner of ten percent (10%) or more of the beneficial interests of Borrower if such Borrower is a trust; or

(ii) any general partnership interest in (1) Borrower, (2) a partnership which is in Borrower’s chain of ownership and which is derivatively liable for the Obligations, or (3) any general partner who has the right to participate directly or indirectly in the control of the management or operations of Borrower; or

(d) in the event of the conversion of any general partnership interest in Borrower to a limited partnership interest; or

(e) in the event of any change, removal, or resignation of any general partner of Borrower; or

(f) in the event of any change, removal, addition, or resignation of a managing member (or if no managing member, any member) of Borrower if Borrower is a limited liability company; or

(g) in the event of any unsecured indebtedness (exclusive of ad valorem taxes and assessments and insurance premiums) except (i) customary and reasonable short-term trade payables, and (ii) capital and other financing leases and purchase money indebtedness for personal property, each incurred in the ordinary course of business and on commercially reasonable terms (provided, however, the aggregate amount of indebtedness under clauses (i) and (ii) does not, at any time exceed $4,000,000.

This Section 5.01 shall not apply to transfers under any will or applicable law of descent.
Section 5.02	Permitted Transfers of Interests in Borrower.

(a) Notwithstanding the provisions of Section 5.01 or anything to the contrary contained in this Instrument or the Documents, direct and indirect interests in Borrower, in the General Partner or in any other constituent of Borrower may be freely conveyed, transferred, sold or redeemed (and new or different interests issued) (and, solely with respect to the direct and indirect interests in Hines REIT and, in connection with the Key Bank Loan (defined below), the interests in Borrower and up to forty-nine percent (49%) of the membership interests in the General Partner, assigned or pledged, provided that the foreclosure of such assignment(s) or pledge(s) by the assignee(s) or pledgee(s) thereof (either individually or together) would not result in the violation of the condition set forth in clauses (B)(3), (4) and (5) below; it being agreed that the foreclosure of such assignment(s) or pledge(s) by the assignee(s) or pledgee(s) thereof shall not be subject to clauses B(1) and (2) below) without the consent of Lender and without the payment of any fee, so long as: (A) solely with respect to direct interests in Borrower or the General Partner, Lender receives written notice of any such conveyance, transfer, sale, redemption or issuance (or any such assignment or pledge) promptly after the occurrence thereof, together with a certification by Borrower that all of the applicable conditions thereto set forth below have been satisfied; and (B) following any such conveyance, transfer, sale, redemption or issuance: (1) Hines Affiliates continue to control, directly or indirectly, the management and operations of the investment advisor of Hines Real Estate Investment Trust, Inc., a publicly traded Maryland real estate investment trust (“Hines REIT Parent”), (2) Hines REIT Parent (i) continues to be the general partner, and retains management and operational control, of Hines REIT, (ii) continues to own, directly or indirectly, in the aggregate, at least a 51% ownership interest in Borrower, and (iii) retains management and operational control of Borrower, (3) the Property continues to be managed by a Qualified Manager, (4) Borrower remains in compliance with the ERISA representations, covenants and provisions of the Documents, including, without limitation, those set forth in Section 3.11 hereof, and (5) Borrower remains in compliance with the representations, covenants and provisions of the Documents relative to Executive Order 13224 and other Anti-Terrorism Regulations, including, without limitation, Sections 2.09 and 3.20 hereof (in connection with the delivery of Borrower’s annual financial statements, Borrower shall also deliver to Lender certifications stating that Borrower is in compliance with the representations, covenants and provisions of the Documents described in (4) and (5) above). Notwithstanding the foregoing (except as expressly permitted in connection with the Key Bank Loan), no conveyance, transfer, sale or redemption of direct and indirect interests in Borrower, in any general partner of Borrower or in any other constituent of Borrower shall be permitted upon the occurrence of an Event of Default other than with respect to direct or indirect interests in Hines REIT.

(b) As used herein, (i) “Key Bank Loan” shall mean that certain secured revolving credit facility obtained by Hines REIT, as borrower/pledgor, from Key Bank National Association, as administrative agent for itself and certain other lenders or any refinancing, renewal, extension, amendment, modification or replacement thereof provided by Key Bank or by a Qualified Institutional Lender (defined below); provided that any refinancing, amendment, modification or replacement of the Key Bank Loan that is secured only by a pledge or pledges of interests in Borrower and/or Borrower’s GP (i.e., the loan or amendment is not secured by interests in any entity that owns an interest directly or indirectly in any real property other than the Property), shall not be in excess of $55,750,000, (ii) “Qualified Institutional Lender” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or an institution substantially similar to any of the foregoing (including a real estate investment trust, real estate opportunity fund or similar investment vehicle), in each case having at least $1,000,000,000 in capital/statutory surplus or shareholder’s equity and at least $2,000,000,000 in total assets, and being experienced in making commercial real estate loans or otherwise investing in commercial real estate, (iii) “Permitted Investor” shall mean, individually and collectively as the context requires, any entity (other than Hines, a Hines Affiliate or an Affiliate of Borrower’s general partner) which after the date hereof acquires any direct or indirect interest in Borrower, Hines REIT or Hines REIT Parent pursuant to a Permitted Transfer in accordance with all of the terms and conditions set forth in this Section 5.02, and (iv) “Qualified Manager” shall mean (1) Hines, (2) a Hines Affiliate or (3) a reputable and experienced professional management organization (a) which, together with its Affiliates and exclusive of the Property (i) manages office properties similar to the Property containing at least 3,000,000 square feet of gross leasable area in the aggregate, and (ii) manages at least five (5) office properties similar to the Property that each contain over 250,000 square feet of gross leasable area and (b) approved by Lender, which approval shall not be unreasonably withheld. In addition to, and without limiting, the foregoing, Lender’s prior written consent shall not be required, and no notice to Lender shall be required with respect to any transfers of any or all of the direct and/or indirect interests in Hines REIT, Hines REIT Parent or any Permitted Investor, provided that following any such transfer the conditions in clauses (B)(1), (B)(2) and (B)(3) of the immediately preceding paragraph continue to be satisfied.

Section 5.03 One-Time Transfer. Notwithstanding anything to the contrary contained in this Instrument or the Documents, at any time after one (1) year from the date hereof, so long as there is no Event of Default under the Documents (or event which with the passage of time or the giving of notice or both would be an Event of Default), Lender agrees, upon thirty (30) days’ prior written request, to consent to one (1) transfer of the Property by the original Borrower only to a single entity (the “Third Party Single Entity”) that will own the Property following such transfer, if:

(a) The Third Party Single Entity (such entity shall sometimes be referred to herein as the “Proposed Transferee”) is a Person which, in the judgment of Lender, (1) has a net worth of at least $200,000,000, (2) has specific related commercial real estate experience and owns a minimum of two million (2,000,000) square feet of office space in the United States (which may include the Property), and (3) is a Person that would be (and the principals of such entity would be), in the experience and judgment of Lender, an acceptable borrower under the Loan; provided that it is expressly understood, without limiting the foregoing, that the Proposed Transferee shall not be acceptable if (A) upon assumption of the Loan, such transferee’s, its affiliates’, or related entities’ credit obligations shall exceed Lender’s individual or related borrower limits as established by Lender from time to time in its sole discretion, or (B) the Proposed Transferee is related to Lender or advised by Lender or any affiliate of Lender; provided, however, at any time with respect to a specific proposed sale by Borrower of the Property, upon a written request from Borrower to Lender providing the necessary information regarding the proposed Third Party Single Entity and its affiliates and related entities, Lender shall notify Borrower if upon assumption of the Loan, such proposed Third Party Single Entity’s, its affiliates’ or related entities’ credit obligations will exceed Lender’s then-current individual or related borrower limits;

(b) At the time of transfer, the Loan to Value Ratio does not exceed fifty-five percent (55%);

(c) Borrower pays Lender a non-refundable servicing fee in the amount of $25,000 at the time of the request, together with an additional fee equal to one-half percent (0.50%) of the outstanding principal balance of the Loan at the time of the transfer, less the amount of the non-refundable servicing fee paid to Lender;

(d) At Lender’s option, Lender’s title policy has been endorsed to verify the first priority lien of the Documents, at Borrower’s expense;

(e) At the time of the transfer, the Debt Service Coverage Ratio is at least 2.00 to 1.00 for the immediately preceding twelve (12) month period, and Lender receives satisfactory evidence that such Debt Service Coverage Ratio will be maintained or exceeded for the next succeeding twelve (12) months;

(f) The Proposed Transferee expressly assumes all obligations under the Documents and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender;

(g) A guarantor, acceptable to Lender, executes a guaranty and indemnity (pursuant to documents satisfactory in form and substance to Lender) with respect to all of the ERISA, environmental and personal obligations of Borrower under the Documents, including, without limitation, those set forth in Sections 3.11, 3.12, 8.01, 8.02, 8.03, 8.04 and 8.05 hereof and those set forth in the Environmental Indemnity;

(h) Lender reasonably approves the form and content of all transfer documents and Lender is furnished with a certified copy of the recorded transfer documents;

(i) The Proposed Transferee complies with and delivers Lender’s standard ERISA certification and indemnification agreement;

(j) Borrower provides a copy of (A) the purchase and sale agreement (and all amendments thereto) for the Property at the time of the transfer request or within five (5) days of execution, (B) all amendments to the purchase and sale agreement after delivery of said agreement to Lender, and (C) a fully-executed closing statement upon closing of the transfer;

(k) The transferee shall sign and deliver Lender’s current credit certification at the time of the request, which shall include a representation that the Proposed Transferee and all Persons holding any legal or beneficial interest whatsoever in the Proposed Transferee are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in Executive Order 13224; and

(l) Borrower or the Proposed Transferee pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all reasonable legal (for both outside counsel and Lender’s staff attorneys), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

As used herein or elsewhere in the Documents, the term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (a) NOI by (b) Total Annual Debt Service; the term “NOI” shall mean the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is 95% leased and occupied if actual leasing is less than 95%), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, management fees, reserves for replacements, real estate and other taxes (on a fully assessed basis after any transfer of the Property pursuant to Section 5.03 hereof), assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross annual income shall be based on the cash actually received for the preceding twelve (12) months and projected income based on Leases in place for the next succeeding twelve (12) months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender acting in good faith; the term “Total Annual Debt Service” shall mean the aggregate debt service payments for the applicable twelve (12) month period (for which NOI is calculated in connection with the determination of the Debt Service Coverage Ratio) on the Loan and all other indebtedness secured, or to be secured, by any part of the Property; and “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (a) the aggregate principal balance of all encumbrances against the Property to (b) the fair market value of the Property.

Section 5.04 Rights Personal. Notwithstanding anything to the contrary contained herein, (a) the rights afforded under Section 5.03 shall be personal to the original Borrower under the Loan, it being agreed that no Third Party Single Entity shall have any rights whatsoever under such Sections.

ARTICLE VI - DEFAULTS AND REMEDIES
Section 6.01	Events of Default. The following shall be an “Event of Default”:

(a) if Borrower fails to make any payment required under the Documents when due and such failure continues for five (5) days after written notice from Lender to Borrower; provided, however, that if Lender gives one (1) notice of default related to Borrower’s failure to pay installments of principal and interest, Assessments or Impositions within any twelve (12) month period, Borrower shall have no further right to any notice of default related to Borrower’s failure to pay installments of principal and interest, Assessments or Impositions during that twelve (12) month period (the foregoing limitation of one (1) notice during a twelve (12) month period not being applicable to any other payments to be made by Borrower under the Documents); provided, further, however, Borrower shall have no right to any such notice upon the maturity date of the Note;

(b) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days following written notice from Lender to Borrower thereof (the “Grace Period”); provided, however, that the Grace Period will be extended up to an additional ninety (90) days (for a total of one hundred twenty (120) days from the date of default) if (i) Borrower promptly commences and diligently pursues the cure of such default and delivers (within the initial thirty (30) day period following written notice of the default) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within such 30 day period but can be cured within one hundred twenty (120) days after the default, (2) no lien or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s or Trustee’s security interest ;

(c) if any representation made (i) in connection with the Loan or the Obligations or (ii) in the Documents shall be false or misleading in any material respect (provided, however, if Borrower in good faith believed such representation to be true when made, then Borrower shall have fifteen (15) days after receipt of written notice from Lender that such representation is false in which to take and complete such action as is required so that such representation is true as of the end of such fifteen (15) day period; provided, further, this right to cure misrepresentations shall not apply to representations contained in Section 3.11 of this Instrument);

(d) if any default under Section 5.01 occurs;

(e) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(f) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower (by parties other than Lender, its affiliates or its servicers), and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(g) if any of the events in Sections 6.01 (e) or (f) shall occur with respect to any (i) managing member of Borrower (if Borrower is a limited liability company), or (ii) general partner of Borrower (if Borrower is a partnership);

(h) if the Property or any material portion thereof shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower;

(i) if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within any applicable grace period in that document;

(j) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within fifteen (15) business days after written notice from Lender to Borrower;

(k) if Borrower shall be in default under any other mortgage, deed of trust, or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

(l) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;

(m) (i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11; or

(n) (i) the consummation by Borrower of any transaction which would cause an OFAC Violation; (ii) the failure of any representation in Section 2.09 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 3.20, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations).

Section 6.02 Remedies. If an Event of Default occurs, Lender, or any person designated by Lender or Lender acting by or through Trustee, may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s or Trustee’s rights under the Documents or Laws including the following actions:

(a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g), or (h) which shall automatically make the Obligations immediately due and payable;

(b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e) seek specific performance of any provisions in the Documents;

(f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender or Trustee in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender, Trustee, and their attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, or Lender or Trustee with respect to the Property, either in Borrower’s name or otherwise;

(h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i) apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender or Trustee under the Documents, and/or (D) Impositions;

(j) take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender or Trustee deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k) take any other action permitted under any Laws.

If Lender or Trustee exercises any of its rights under Section 6.02(g), Lender and Trustee shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender or Trustee, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender or Trustee except for losses caused by Lender’s or Trustee’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender and Trustee of its or their rights under this Instrument and appoints Lender and Trustee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03 Expenses. All Costs, expenses, or other amounts paid or incurred by Lender or Trustee in the exercise of its or their rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s and/or Trustee’s rights under the Documents.

Section 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender or Trustee may determine in its or their sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender or Trustee may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in any other manner as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender or Trustee is authorized to deduct under the provisions of the Documents. After any such sale, Trustee shall deliver to the purchaser at such sale the Trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in any such deed of any matters or facts shall be prima facie evidence of the truthfulness thereof. Any Person, including Borrower, Trustee or Lender, may purchase at such sale.

Section 6.05 Application of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided to the contrary in the Documents or as otherwise required by Law, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action, or foreclosure sale, transfer of title by power of sale (including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to the Trustee), or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges with respect to the Property unless the Property was sold subject to these items; (c) payment of the Obligations (including specifically without limitation, the principal, interest and attorneys’ fees due and unpaid on the Note and the amount due and unpaid and owed to Lender under this Instrument) in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to Borrower or to such other person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender or Trustee to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s or Trustee’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender or Trustee and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender or Trustee may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender or Trustee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender or Trustee has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lender and Trustee shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Instrument to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or the right of Lender under the terms of this Instrument to the payment of such Obligations out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this Section 6.07 and now in force, of which Borrower or Borrower’s heirs, devisees, representatives, successors and assigns, and such other persons claiming any interest in the Property, might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 6.07. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

ARTICLE VII — SECURITY AGREEMENT

Section 7.01 Security Agreement. This Instrument constitutes both a real property deed of trust and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender and Trustee, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

ARTICLE VIII — LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01 Limited Recourse Liability. The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

Section 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless (“indemnify”) the Indemnified Parties from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees (both in-house staff and retained attorneys) and all other costs of defense. The term “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing.

Section 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04 ERISA Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a Violation (as defined in Section 3.11(c)), (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion.

Section 8.05 Environmental Indemnity. Borrower has executed and delivered the Environmental Indemnity Agreement dated the date hereof to Lender (“Environmental Indemnity”).

Section 8.06 Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under this Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ name) by attorneys and other professionals selected by Borrower and reasonably approved by Lender. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them at the expense of the Indemnified Parties; provided, however, if, in the reasonable judgment of the Indemnified Parties, (i) the defense or assistance is not proceeding or being conducted in a satisfactory manner or (ii) there is a conflict of interest between Borrower and any of the Indemnified Parties, such defense or assistance shall be at Borrower’s expense and the Indemnified Parties may elect that their attorneys shall control the resolution of such claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of Lender, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Documents. Any amount payable to the Indemnified Parties under this Section shall (i) be deemed an obligation due within thirty (30) days after demand (or a demand obligation if incurred after an Event of Default), (ii) be part of the Obligations, (iii) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid when due, and (iv) be secured by this Instrument.

Section 8.07 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations set forth herein, the obligations of Borrower under Sections 2.09, 3.12, 3.13, 8.03, 8.04, 8.05, 9.10 and in the Environmental Indemnity shall be a full recourse obligation of the Borrower, subject to the express limitations on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of the Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) subject to the express limitations on personal liability in the Documents, the exercise by Lender of any rights in the Documents. Borrower’s obligations under this Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

ARTICLE IX — ADDITIONAL PROVISIONS

Section 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

Section 9.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower:

Hines REIT One Wilshire LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Attention: Charles N. Hazen
Facsimile: (713) 966-7851

With a copy of notices sent to:

Hines REIT One Wilshire LP

c/o Hines Interests Limited Partnership

2800 Post Oak Boulevard
Houston, Texas 77056
Attention: Jason P. Maxwell
Facsimile: (713) 966-2075

and

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attention: Joel M. Overton, Jr.
Facsimile: (214) 661-4938

If to Lender:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Prudential Asset Resources
2200 Ross Avenue
Suite 4900-E
Dallas, Texas 75201
Attention: Asset Management Department
Reference Loan No. 706107618

With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Prudential Asset Resources
2200 Ross Avenue
Suite 4900-E
Dallas, Texas 75201
Attention: Legal Department
Reference Loan No. 706107618

If to Trustee:

First American Title Insurance Company
135 Main Street, Suite 1200
San Francisco, California 94105
Attention: Heather Kucala

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

Section 9.04 Applicable Law and Submission to Jurisdiction. The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender’s or Trustee’s right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

Section 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole expense, unless otherwise specifically set forth herein; (f) the terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to”; (g) the terms “Property,” “Land,” “Improvements,” and “Personal Property” shall be construed as if followed by the phrase “or any part thereof”; (h) the term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”; (i) the term “person” shall include natural persons, firms, partnerships, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”; (k) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor,” and the term “Tenants” or “lessee” shall mean “tenant, subtenant, lessee, and sublessee”; (l) the term “owned” shall mean “now owned or later acquired”; (m) the terms “any” and “all” shall mean “any or all”; and (n) the term “on demand” or “upon demand” shall mean “within five (5) business days after written notice”; and (o) the term “Trustee” shall mean “Trustee, its successors and assigns, and any substitute or successor Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to the Documents.”

Section 9.06 Transfer of Loan.

(a) Lender may, at any time, at its own expense (notwithstanding any provision to the contrary that may be contained in the Documents, subject however to the italicized sentence below in this Section 9.06) (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage or deed of trust pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any guarantor and any indemnitor agree to cooperate reasonably with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of a Borrower’s estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender which do not materially adversely affect Borrower’s rights under the Documents. Any costs associated with the preparation and delivery of the information or items required under the previous sentence shall be borne by Borrower (except that the cost of any additional documents reasonably requested by Lender shall only be borne by Borrower if such documents can be obtained for deminimus cost). Notwithstanding the foregoing, Borrower shall only be required to communicate and correspond, at any one particular point in time, with one Noteholder or servicer with respect to consents or approvals provided for under the Documents; provided, however, the Noteholder or servicer with whom Borrower is required to communicate or correspond may change from time to time during the term of the Loan. Borrower shall also furnish consent of any borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without expense in excess of $1,000. “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

(b) Borrower agrees that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes and Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.

Section 9.07 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower (other than in accordance with a Permitted Transfer pursuant to Section 5.02 or Section 5.03 hereof), Lender and Trustee may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender and Trustee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless Lender or Trustee takes all actions required by law to terminate the Leases as a result of foreclosure or sale. All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence with respect to Lender’s and Borrower’s obligations under the Documents. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and Lender and their heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Borrower, Lender and Trustee and its or their heirs, successors, substitutes, and assigns except as may be expressly limited by the provisions of the Documents. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will, at Lender’s cost and expense, issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

Section 9.08 Entire Agreement. Except as provided in Section 3.18, (a) the Documents constitute the entire understanding and agreement between Borrower, Lender and Trustee with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents. Lender is not relying on any representations or warranties of Borrower except as expressly set forth in the Documents or any written materials delivered to Lender in connection with the Documents or the underwriting of the Loan.

Section 9.09 Concerning the Trustee. By recording a written substitution in the county where the Property is located or by any other means permitted by Laws, Lender may (a) remove Trustee or any successor Trustee at any time (or times) without notice or cause and (b) replace any Trustee who dies or resigns. To the extent permitted by Laws, Trustee waives any statutory fee for its services and agrees to accept reasonable compensation in lieu thereof. Trustee may resign upon thirty (30) days notice to Lender and Borrower. If more than one person is appointed Trustee, all rights granted to Trustee under this Instrument may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly. In addition to exercising all rights set forth in this Instrument, Trustee may exercise all rights under Laws.

Section 9.10 Brokers. Borrower shall indemnify and hold Lender harmless from and against the payment of any brokerage commissions or fees of any kind with respect to the Loan, and for any legal fees and expenses incurred by Lender in connection with any claims for such commissions or fees unless such claim is by a party claiming by, through or under Lender.

Section 9.11 Commingling of Funds. Any and all sums collected or retained by Lender hereunder or under the other Documents (including insurance and condemnation proceeds and any deposits made by Borrower with Lender or any agent thereof) shall not be deemed to be held in trust, and Lender may commingle such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the extent otherwise required by law or as expressly specified herein or otherwise required by the Documents.

Section 9.12 Intentionally Omitted.

Section 9.13 JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR THE RELATIONSHIP OF LENDER AND BORROWER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURTS LOCATED IN THE STATE OF CALIFORNIA, (B) AGREES THAT THE EXCLUSIVE VENUE FOR JUDICIAL REFERENCE PROCEEDINGS PURSUANT TO SECTION 9.14(b) BELOW SHALL BE THE CITY AND COUNTY OF LOS ANGELES, AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING, FULL REPAYMENT OR ANY EARLIER TERMINATION, OF THE LOAN OR ANY LOAN DOCUMENT.

Section 9.14 Resolution of Disputes.

(a) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY AGREES TO, AND DOES, WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES (EACH A “DISPUTE”, AND COLLECTIVELY, ANY OR ALL, THE “DISPUTES”) OF ANY KIND WHATSOEVER THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS INSTRUMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO BE BOUND BY AND RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS INSTRUMENT OR ANY OTHER DOCUMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS INSTRUMENT OR ANY DOCUMENT. IN THE EVENT OF LITIGATION, THIS INSTRUMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

LENDER’S INITIAL:      BORROWER’S INITIAL:

(b) Consent to Judicial Reference. If and to the extent that Section 9.14(b) immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of the parties to this Instrument hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the City and County of Los Angeles, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision, provided that, if during the course of any Dispute any party desires to seek such a “provisional remedy” but a referee has not been appointed, or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the Los Angeles Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644, judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the Los Angeles Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Instrument, the Documents and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this Instrument having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Instrument or any other agreement or document entered into between the parties in connection with this Instrument. In the event of litigation, this Instrument may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that this provision shall have no application to any non-judicial foreclosure of all or any portion of the Property whether pursuant to the provisions of the Documents or applicable law.

Lender’s Initial:      Borrower’s Initial:

(c) Not Applicable to Non-Judicial Foreclosures/Realization on Collateral. Notwithstanding anything to the contrary contained in Section 9.14, the parties hereto understand, acknowledge and agree that (i) the provisions of Section 9.14(b) shall have no application to any non-judicial foreclosure and/or private (i.e.,non-judicial) sale under the California Commercial Code as to all or any portion of the Property whether pursuant to the provisions of the Documents or applicable law; provided, however, in the event Borrower contests the same, then the provisions of Section 9.14(b) shall apply to any Dispute arising therefrom (but not the non-judicial foreclosure proceeding, which may remain pending), and (ii) the provisions of Section 9.14(b) shall not be deemed to be a waiver by, or a limitation upon, the rights of Lender to proceed with a non-judicial foreclosure or private sale under said Commercial Code as a permitted remedy hereunder or under applicable law.

ARTICLE X - LOCAL LAW PROVISIONS
Section 10.01	State Specific Provisions.

(a) Any reference herein to Borrower as grantor shall also mean Borrower in its capacity as Trustor under a deed of trust.

(b) Notwithstanding any other term or provision of this Instrument, neither the Environmental Indemnity nor any guarantee executed by any party in connection with the Loan shall be secured by the lien of this Instrument.

(c) Borrower hereby unconditionally and irrevocably waives all rights of a property owner under Section 1265.225(a) of the California Code of Civil Procedure or any successor statute providing for the allocation of condemnation proceeds between a property owner and a lien holder.

(d) As used herein, the term “Borrower” shall be deemed to refer to each and every Borrower, both individually and collectively, when more than one Borrower exists, and to the original Borrower, and its or their successors and assigns (whether or not such assign assumed the Obligations hereunder); the term “Lender” includes the Lender named herein or any future owner or holder, including pledgee and participants, of the Note, or any other instrument secured hereby, or any participation. References to “foreclosure” and related phrases shall be deemed references to the appropriate procedure in connection with Trustee’s private power of sale as well as any judicial foreclosure proceeding or a conveyance in lieu of foreclosure.

(e) Any foreclosure proceeding hereunder shall be in accordance with applicable law, including, without limitation, Part II, Title X, Chapter I of the California Code of Civil Procedure and/or Division 3, Part 4, Title XIV, Chapter 2 (Mortgages) of the California Civil Code.

(f) Notwithstanding any term or provision contained herein or in the Documents (including, without limitation Section 6.07 hereof), in no event shall Borrower be deemed to have waived, relinquished or otherwise restrained its right of redemption hereunder.

(g) This Instrument covers certain goods which are or are to become fixtures related to the Land and shall be recorded in the county records where the Land is situate and constitutes a fixture filing with respect to such goods executed by Borrower as debtor in favor of Lender as secured party. The address of Borrower and Lender are located the first page hereof and in Section 9.02 hereof.

(h) Borrower’s obligation to pay, reimburse or indemnify Lender with respect to Losses shall include, without limitation, the reasonable fees and costs of Lender’s legal counsel and consultants, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses.

(i) Borrower hereby agrees that this Instrument constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Borrower does hereby constitute and appoint Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Borrower does hereby authorize and empower Lender, in the name, place and stead of Borrower, to file this Instrument with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

(j) Without limiting any of the remedies provided in the Documents, Borrower acknowledges and agrees that certain provisions of this Instrument (including, without limitation those set forth in Section 3.12 hereof) are environmental provisions, as that term is defined in Section 736(f)(2) of the California Code of Civil Procedure, made by the Borrower relating to the real property security, and that Borrower’s failure to comply with the terms of this Agreement is a breach of contract such that Lender shall have the remedies provided under Section 736 of the California Code of Civil Procedure (“Section 736”) for the recovery of damages and for the enforcement thereof. Pursuant to Section 736, Lender’s action for recovery of damages or enforcement of this Agreement shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, or 726(b) of the California Code of Civil Procedure. Borrower agrees that Lender will have the same right, power and authority to enter and inspect the Property as is granted to the secured lender under Section 2929.5 of the California Civil Code, and that Lender will have the right to appoint a receiver to enforce this right to enter and inspect the Property to the extent such authority is provided under California law, including, without limitation, the authority given to the secured lender under Section 564(c) of the California Code of Civil Procedure.

[signature page follows next](Signature Page to Deed of Trust)

IN WITNESS WHEREOF, Borrower has executed this Instrument as of the day first set forth above.

BORROWER:

HINES REIT ONE WILSHIRE LP, a Delaware limited partnership

By: Hines REIT One Wilshire GP LLC, a Delaware limited liability company, its sole general partner

By:

Name:

Its:

STATE OF TEXAS	)
COUNTY OF HARRIS		)

I certify that I know or have satisfactory evidence that is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Manager of Hines REIT One Wilshire GP LLC, a Delaware limited liability company, general partner of Hines REIT One Wilshire LP, a Delaware limited partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this      day of , 2007.

Notary Public in and for the State of Texas
residing at
Name:
My appointment expires:

Exhibit A

LEGAL DESCRIPTION OF LAND

PARCEL 1:

ALL THAT PARCEL OF LAND LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, COMPRISING (1) LOT “A” OF TRACT NO. 1523, AS PER MAP RECORDED IN BOOK 20 PAGE 13 OF MAPS, (2) LOT “A” OF TRACT NO. 10427, AS PER MAP RECORDED IN BOOK 158 PAGE 39 OF MAPS, AND (3) PORTIONS OF THE SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF ORD’S SURVEY, AS PER MAP RECORDED IN BOOK 3 PAGE 43 OF MISCELLANEOUS RECORDS, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHEAST LINE OF GRAND AVENUE, 80 FEET WIDE, WITH THE SOUTHWEST LINE OF TRACT NO. 667, AS PER MAP RECORDED IN BOOK 17 PAGES 30 AND 31 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT OF BEGINNING BEING SOUTH 37 DEGREES 16’ 25” WEST ALONG SAID SOUTHEAST LINE OF GRAND AVENUE, 125.56 FEET FROM THE SOUTHWEST LINE OF SIXTH STREET, 70 FEET WIDE; THENCE SOUTH 52 DEGREES 10’ 05” EAST ALONG SAID SOUTHWEST LINE OF TRACT NO. 667, 112.00 FEET TO THE MOST SOUTHERLY CORNER OF SAID TRACT NO. 667; THENCE NORTH 37 DEGREES 33’ 55” EAST ALONG THE SOUTHEAST LINE OF SAID TRACT NO. 667, 0.33 FEET TO A POINT IN THE SOUTHWEST LINE OF LOT “C” OF SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 IN BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 06’ 05” EAST ALONG THE NORTHWEST LINES OF LOTS “C” AND “D” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 56.04 FEET TO THE BISECTING CENTER LINE OF SAID BLOCK 20 OR ORD’S SURVEY, ALSO KNOWN AS THE DIVISION LINE BETWEEN PARCEL 1 AND 2 ON THE MAP ATTACHED TO THE QUITCLAIM DEED, RECORDED IN BOOK 6753 PAGE 384, OFFICIAL RECORDS; THENCE SOUTH 37 DEGREES 35’ 05” WEST ALONG SAID BISECTING CENTER LINE, 55.88 FEET TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 05’ 00” EAST ALONG THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 1.01 FEET TO THE MOST EASTERLY CORNER OF LOT “A” OF SAID TRACT NO. 10427; THENCE ALONG THE SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 10427 AND ALONG THE SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 1523, AS FOLLOWS:

SOUTH 35 DEGREES 26’ 00” WEST 2.32 FEET, SOUTH 36 DEGREES 17’ 55” WEST 54.94 FEET AND SOUTH 37 DEGREES 54’ 00” WEST 145.63 FEET TO THE MOST SOUTHERLY CORNER OF LOT “A” OF SAID TRACT NO. 1523; THENCE NORTH 51 DEGREES 55’ 00” WEST ALONG THE SOUTHWEST BOUNDARY OF SAID LOT “A” OF TRACT NO. 1523, 168.18 FEET TO THE MOST WESTERLY CORNER OF SAID LOT “A”; THENCE NORTH 37 DEGREES 16’ 25” EAST ALONG THE NORTHWEST BOUNDARIES OF LOT “A” OF TRACT NO. 1523, LOT “A” OF TRACT NO. 10427, AND SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF SAID ORD’S SURVEY, SAID NORTHWEST BOUNDARIES ALSO BEING THE SOUTHEAST LINE OF GRAND AVENUE; 257.73 FEET TO THE POINT OR PLACE OF BEGINNING.

ASSESSOR’S PARCEL NO. 5144-004-014

PARCEL 2:

THE SOUTHERLY 96 FEET OF LOT 7 OF BLOCK 20 OF ORD’S SURVEY, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 53 PAGE 66 ET SEQ., OF MISCELLANEOUS RECORDS, SAID LOT BEING ALSO KNOWN AS LOT A OF TRACT NO. 811, RECORDED IN BOOK 16 PAGE 81 OF MAPS.

ASSESSOR’S PARCEL NO. 5144-004-029

PARCEL 3:

THAT PORTION OF GRAND AVENUE, 80 FEET WIDE, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP OF TRACT NO. 1523, RECORDED IN BOOK 20, PAGE 13 OF MAPS, RECORDS OF SAID COUNTY, WITHIN A 3 FOOT WIDE STRIP OF LAND, THE CENTERLINE OF SAID STRIP LYING PARALLEL WITH AND 55 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES, FROM THE CENTERLINE OF WILSHIRE BOULEVARD, 80 FEET WIDE, PER FIELD BOOK 14609-17 ON FILE IN THE OFFICE OF THE CITY ENGINEER.

SAID STRIP SHALL BE EXTENDED OR SHORTENED TO TERMINATE SOUTHEASTERLY IN THE SOUTHEASTERLY RIGHT-OF-WAY LINE AND NORTHWESTERLY IN THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SAID GRAND AVENUE.

PARCELS 1, 2, AND 3 ABOVE BEING THE SAME PROPERTY AS DESCRIBED ERRONEOUSLY IN THE DEED TO HINES REIT ONE WILSHIRE LP, A DELAWARE LIMITED PARTNERSHIP RECORDED AUGUST 3, 2007 AS INSTRUMENT NO. 20071838119.

Exhibit B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”), and all improvements owned by Borrower and located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures now or hereafter owned by Borrower.

2. All right, title and interest of Borrower in and to all funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

3. All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

4. All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto.

5. All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

6. All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

7. All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

8. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and all right, title and interest of Borrower in and to any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

9. All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all right, title and interest of Borrower in and to all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, Declaration of Covenants, Restrictions and Easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

THE BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

Exhibit C

PERMITTED ENCUMBRANCES

1.	General and special taxes and assessments for the fiscal year 2007-2008.

2.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3.	An easement for ingress and egress and incidental purposes in the document recorded in Book 21477, Page 385 of Official Records.

Terms and provisions as contained in the above referenced document.

As shown on the ALTA/ACSM Survey prepared by The Mollenhauer Group dated March 1, 2007 and last revised October 8, 2007 under Job No. LA 20903 (the “Survey”).

Affects Parcel 2.

4.	An easement for ingress and egress, light and air and incidental purposes in the document recorded May 16, 1945 as Book 21999, Page 56 of Official Records.

Terms and provisions as contained in the above referenced document.

As shown on the Survey.

Affects Parcel 2.

5.	The terms and provisions contained in the document entitled “Covenant and Agreement to Provide Parking Attendant” recorded August 17, 1964 as Instrument No. 5381 of Official Records.

Affects Parcel 1.

6.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded September 15, 1964 as Instrument No. 5619 of Official Records.

As shown on the Survey.

Affects Parcel 1.

7.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded August 5, 1966 as Instrument No. 3189 of Official Records.

8.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded March 30, 1967 as Instrument No. 3141 of Official Records.

As shown on the Survey.

Affects Parcel 1.

9.	The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Maintenance of Building and Uses” recorded April 21, 1967 as Instrument No. 2999 of Official Records.

Affects Parcel 1.

10.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded May 12, 1967 as Instrument No. 2535 of Official Records.

As shown on the Survey.

Affects Parcel 1.

11.	The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Maintenance of Building” recorded March 26, 1990 as Instrument No. 90-582683 of Official Records.

As shown on the Survey.

Affects Parcel 2.

12.	The terms and provisions contained in the document entitled “Covenant and Agreement” recorded October 15, 1990 as Instrument No. 90-1748937 of Official Records.

Affects Parcel 1.

13.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded October 15, 1990 as Instrument No. 90-1748938 of Official Records.

Affects Parcel 1.

14.	The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Maintenance of Building” recorded April 10, 1992 as Instrument No. 92-635262 of Official Records.

Affects Parcel 1.

15.	The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Maintenance of Building” recorded August 4, 1993 as Instrument No. 93-1507443 of Official Records.

Affects Parcel 1.

16.	The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Maintenance of Building Slip Resistant Surface Treatment” recorded August 4, 1993 as Instrument No. 93-1507444 of Official Records.

Affects Parcel 1.

17.	The terms and provisions contained in the document entitled “Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress – Covenant to Run with the Land” recorded June 24, 1977 as Instrument No. 97-937913 of Official Records.

As shown on the Survey.

Affects Parcel 1.

18.	The terms and provisions of the Franchise identified in Paragraph 3(A) of Schedule A hereof.

A)	The terms and provisions contained in the document entitled “Assignment and Assumption of Franchise Agreement” recorded September 25, 2001 as Instrument No. 01-1813357 of Official Records.

B)	The terms and provisions contained in the document entitled “Assignment and Assumption of Franchise Agreement” recorded August 5, 2004 as Instrument No. 04-2013236 of Official Records.

C)	The terms and provisions contained in the document entitled “Assignment and Assumption of Franchise Agreement” recorded August 3, 2007 as Instrument No. 07-1838120 of Official Records.

19.	The terms and provisions contained in the document entitled “Master Covenant and Agreement” recorded May 19, 2003 as Instrument No. 03-1422899 of Official Records.

20.	Rights of tenants, as tenants only, under unrecorded leases, with no options to purchase or rights of first refusal.

21.	Any facts, rights interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Mollenhauer Group on May 1, 2007 and last revised October 8, 2007, designated Job Number LA 20903:

A)	The fact that water fire lines, concrete column for conduits, metal enclosures, concrete walls, frame steps, wrought iron fences, vent pipes, chain link fences, concrete pavement areas, chain link fence enclosures, window ledges, electrical conduits, metal and plastic signs, water vault areas, underground B. P. & L. substation, metal and glass canopies, driveways, flood lights, electric meters and pullboxes, doors, concrete ramp and concrete block enclosure and telephone lines encroaching onto or from the exterior boundary line of said land.

B)	Any easement or lesser right in and to water lines, telephone conduit, water lines, telephone conduit, water vault area, underground B. P. & L. substation, and electric meters that exist on said land and do not lie within any record easement.

C)	The fact that concrete building projections encroach over the Easterly property line.

D)	The fact that a sign projects up to 1 foot onto Grand Avenue.

Exhibit D

LIST OF MAJOR TENANTS

As used in this Instrument and in the other Documents, the term “Major Tenant” shall mean:

I. Any Tenant whose premises are larger than 50,000 rentable square feet; and

II. The following Tenants, their successors, assigns and replacements:

1.	Crowell, Weedon & Co.

2.	Musick, Peeler & Garrett LLP

3.	CRG West

4.	Qwest Communications Corporation

5.	Verizon